EXHIBIT 99.1

                         AUDITED FINANCIAL STATEMENTS OF
                   INTERNATIONAL PLASTICS AND EQUIPMENT CORP.
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


                                TABLE OF CONTENTS



                                                                                                              PAGE(S)

    Report Of Independent Accountant                                                                             1

    Balance Sheets - December 31, 2000 and 1999                                                                2 - 3

    Statements Of Operations and Retained (Deficit) -Twelve Months Ended December 31, 2000 and 1999              4

    Statements Of Cash Flows - Twelve Months Ended December 31, 2000 and 1999                                    5

    Notes To Financial Statements - December 31, 2000 and 1999                                                6 - 18

                                                  2541 Monroe Avenue o Suite 304
                                                    Rochester, New York  14618
DANIEL J. BAIER, CPA, P.C.                                (716) 271-4550
================================================================================
Certified Public Accountant  o Business and Financial Advisory Services





                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Board of Directors of International Plastics & Equipment Corp.

In my opinion, the accompanying balance sheets and the related statements of operations and retained (deficit) and cash flows present fairly, in all material respects, the financial position of International Plastics & Equipment Corp. (the Company) at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years ended December 31, 2000 and December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; my responsibility is to express an opinion on these financial statements based on my audits. I conducted my audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for the opinion expressed above.

As described in Note 2 to the financial statements, in 1999 the Company changed its method of accounting for start-up costs and changed its estimate for the lives of certain depreciable assets. Daniel J. Baier, CPA, P.C. Rochester, New York July 20, 2001




/s/ DANIEL J. BAIER


Daniel J. Baier, CPA, P.C.
Rochester, New York
July 20, 2001

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                                 BALANCE SHEETS

                                                 December 31,    December 31,
                                                     2000            1999
                                                -------------   -------------
              Assets
Cash                                            $     11,649    $     10,082
Accounts Receivable, less reserves for               948,917         463,396
  bad debts of $140,000 and $125,000
  in 2000 and 1999
Other Receivables                                    108,035          87,644
Inventory                                          2,738,181       2,116,205
Prepaid Expenses                                       5,549              -
                                                -------------   -------------
          Current Assets                           3,812,331       2,677,327
                                                -------------   -------------

Land                                                 109,809         109,809
Buildings and Equipment                           13,690,381      11,708,050
Equipment Under Construction                         388,945         306,802
Accumulated Depreciation                          (3,477,159)     (2,385,882)
                                                -------------   -------------
     Proproperty, Plant & Equipment, Net          10,711,976       9,738,779
                                                -------------   -------------

Patents, less accumulated amortization of            334,515         165,144
  $23,233 and $6,322 in 2000 and 1999
Other Assets                                           5,230           5,960
                                                -------------   -------------
          Other Assets                               339,745         171,104
                                                -------------   -------------

          Total Assets                          $ 14,864,052    $ 12,587,210
                                                =============   =============



                See accompanying notes to financial statements.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                                 BALANCE SHEETS



                                                 December 31,    December 31,
                                                     2000            1999
                                                -------------   -------------
   Liabilities and Shareholders' Equity
Accounts Payable                                $  1,320,504    $    645,834
Accrued Liabilities                                  131,165          47,193
Taxes Payable                                         13,000           6,500
Accrued Interest                                       6,085          51,291
Notes Payable - Current Portion                    1,180,909         792,627
Bank Line of Credit                                3,070,973       2,494,000
                                                -------------   -------------
          Current Liabilities                      5,722,636       4,037,445
                                                -------------   -------------

Capital Lease Obligation                             515,309         664,885
Notes Payable - Long Term                          5,097,789       5,344,386
Amounts Due to Related Parties                       350,000         440,000
                                                -------------   -------------
          Long Term Liabilities                    5,963,098       6,449,271
                                                -------------   -------------

Preferred Stock, no par value, 1,000,000           1,000,000               -
  shares authorized, issued and outstanding
Common Stock, par value $0.0067 per                   20,000          20,000
  share, 5,000,000 shares authorized,
  3,000,000 shares issued and outstanding
Additional Paid In Capital                         2,819,423       2,819,423
Retained (Deficit)                                  (661,105)       (738,929)
                                                -------------   -------------
          Shareholders' Equity                     3,178,318       2,100,494
                                                -------------   -------------
Total Liabilities and Shareholders' Equity      $ 14,864,052    $ 12,587,210
                                                =============   =============


                 See accompanying notes to financial statements.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                  STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                  2000            1999
                                                             -------------   -------------
Sales                                                          12,327,214    $  8,372,869
                                                             -------------   -------------
Operating Expenses
  Cost of goods sold                                            9,845,084       6,633,519
  Selling                                                         600,514         548,762
  General and Administrative                                      989,780         865,532
                                                             -------------   -------------
    Operating expenses                                         11,435,378       8,047,813
                                                             -------------   -------------
Operating income (loss)                                           891,836         325,056
                                                             -------------   -------------
Non-operating expense (income)
  Interest expense                                                814,120         669,401
  Other income                                                     (6,608)         (2,873)
                                                             -------------   -------------
    Non-operating expenses                                        807,512         666,528

Income (Loss) before taxes and cumulative effect of                84,324        (341,472)
  change in accounting principle
Income taxes                                                        6,500           6,500
                                                             -------------   -------------
Income (Loss) before cumulative effect of change in                77,824        (347,972)
  accounting principle
Cumulative effect of change in accounting principle                               (55,603)
                                                             -------------   -------------
Net income (loss)                                                  77,824        (403,575)

Retaine (Deficit) - Beginning                                    (738,929)       (335,354)
                                                             -------------   -------------
Retained (Deficit) - Ending                                  $   (661,105)   $   (738,929)
                                                             =============   =============

Average Shares of Common Stock                                  3,000,000         666,666
                                                             =============   =============

Basic Income (Loss) Per Share                                $       0.03    $      (0.61)
                                                             =============   =============

Diluted Income (Loss) Per Share                              $       0.02    $      (0.24)
                                                             =============   =============


                 See accompanying notes to financial statements.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                  2000            1999
                                                             -------------   -------------
Cash Flows from Operating Activities
Net Income                                                   $     77,824    $   (403,575)
Adjustments to reconcile net income to net cash provided
by operating activities
  Depreciation and amortization                                 1,108,033         850,532
  Capitalized interest                                            (28,000)        (24,000)
  Cumulative effect of accounting change                               -           55,603
  Changes in Assets and Liabilities
    Accounts receivable                                          (485,521)       (188,109)
    Other receivables                                             (20,391)        (48,381)
    Inventory                                                    (621,976)       (820,491)
    Prepaid Expenses                                               (5,549)             -
    Other Assets                                                     (115)         40,789
    Accounts payable                                              674,670         (46,586)
    Accrued liabilities                                            83,972          67,278
    Taxes payable                                                   6,500           7,120
    Accrued interest                                              (45,206)         51,292
                                                             -------------   -------------
Net cash provided by operating activities                         744,241         (82,310)
                                                             -------------   -------------
Cash Flows from Investing Activities
Purchases of property, plant and equipment                     (2,036,474)     (3,082,120)
Investment in and development of patents                         (185,282)        (58,926)
                                                             -------------   -------------
Net cash used in investing activities                          (2,221,756)     (3,141,046)
                                                             -------------   -------------
Cash Flows from Financing Activities
Sale of preferred stock                                         1,000,000              -
Borrowing under bank line of credit                               576,973       1,688,891
Reduction of capital lease obligations                           (149,576)        382,448
Increase in notes payable                                         141,685         670,255
(Decrease)/Increase in amounts due to related parties             (90,000)        440,000
                                                             -------------   -------------
Net cash provided by financing activities                       1,479,082       3,181,594
                                                             -------------   -------------

Net Increase/(Decrease) in cash                                     1,567         (41,762)
Cash - beginning of year                                           10,082          51,844
                                                             -------------   -------------
Cash - end of year                                           $     11,649    $     10,082
                                                             =============   =============

Cash paid for interest                                       $    859,326    $    618,110
                                                             =============   =============

Cash paid for income taxes                                   $         -     $         -
                                                             =============   =============

                See accompanying notes to financial statements.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

         International Plastics & Equipment Corp. (the Company) manufactures injection molded plastic closures used for packaging applications in dairy, fruit juice, bottled water, sport drinks, and other non-carbonated beverage products.

         The Company's manufacturing facilities are located in the United States of America in Pennsylvania and Alabama. The Company's customers are principally located in the United States of America, Canada and Ireland.


         ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


         CASH AND CASH EQUIVALENTS

         Cash consists of cash on hand and held in banks.


         INVENTORIES

         Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method for raw materials and work in process, and the weighted average cost method for finished goods.


         PROPERTY PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. Expenditures for improvements are capitalized while costs for maintenance and repairs are expensed as incurred.

         The Company capitalized $28,000 and $24,000 of interest in connection with equipment under construction in calendar years 2000 and 1999, respectively.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         The Company's evaluation of long-lived assets, including patents and other assets, for impairment has indicated no events or changes in circumstances that indicate that the carrying amount of an asset may not be recoverable and no impairment losses have been recognized.

         Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets as follows:

                                                         Depreciable Life
                                 Asset                         Years
         -------------------------------------------   ---------------------
         Buildings                                               40
         Machinery and equipment                               5 - 10
         Office furniture and equipment                           7

         Depreciation on leased assets is included in depreciation expense.

         Depreciation charged to operations was approximately $1,081,000 and $907,000 for the years ended December 31, 2000 and 1999, respectively. Of those amounts, approximately $1064,000 and $900,000, respectively, were included in cost of goods sold.


         INTANGIBLE ASSETS

         Intangible Assets are comprised primarily of loan commitment fees that are being amortized on a straight-line basis over periods ranging from seven to fifteen years. No goodwill is reflected in the statement of financial position.


         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of cash, receivables, and accounts payable approximate fair value based upon the liquidity and short-term nature of the items. The carrying value of notes payable approximates the fair value based upon borrowings at approximate market interest rates.


         INCOME TAXES

         The Company accounts for income taxes under the liability method which requires that deferred taxes be computed annually on an asset and liability basis and adjusted when new tax laws or rates are enacted.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         CONCENTRATION OF CREDIT RISK AND UNCERTAINTY

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and trade receivables. The Company's cash and cash equivalents are concentrated primarily in two banks in the United States. At times, such deposits could be in excess of insured limits. Management believes that the financial institutions that hold the Company's financial instruments are financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

         The Company's products are principally sold to entities in the food and beverage industries, principally in the United States, Canada and Ireland. Ongoing credit evaluations of customers' financial condition are performed and collateral is generally not required. The Company maintains reserves for potential credit losses.

         The majority of the Company's products are molded from various plastic resins which comprise a significant portion of the Company's cost of sales. These resins are subject to periodic price fluctuations, resulting from shortages in supply, changes in prices in petrochemical products and other factors. The Company's agreements with its customers include cost escalation clauses to pass price increases on to customers that could otherwise have a material adverse impact on the Company.

         During calendar year 2000, one customer accounted for 16% of net sales. No customer accounted for more than 10% of net sales in calendar year 1999.


         FOREIGN CURRENCY TRANSLATION

         The Company's has no foreign subsidiaries and uses the United States Dollar as its functional currency. Translation gains and losses result from changes in exchange rates between the functional currency and the currency in which the Company's customers denominate transactions. Translation gains and losses are not significant.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

         SEASONALITY

         The Company's sales and earnings reflect a seasonal pattern as a result of greater sales volumes during the summer months. Approximately 67% of sales occurred between May and August in calendar years 2000 and 1999.

         SEGMENT INFORMATION

         The Company's primary operations are in one segment - the manufacture of injection molded thermoplastic components used primarily as closures for containers in the beverage industry. All of the Company's operations are in the United States of America.


         REVENUE RECOGNITION

         Revenue is recognized on plastic molded products when the products are shipped to customers.


         SHIPPING AND HANDLING COSTS

         Amounts billed to customers for shipping and handling are recorded as revenue. Shipping and handling costs incurred by the Company are included in cost of sales.


         RESEARCH AND DEVELOPMENT EXPENDITURES

         Research and development expenditures are charged to operations as incurred.


         ADVERTISING

         The Company charges the cost of advertising to operations as incurred.


         COMPREHENSIVE INCOME (LOSS)

         Comprehensive income (loss) is comprised of all changes in shareholders' equity during the period other than from transactions with shareholders. Comprehensive income (loss) is the same as reported net income (loss) in the statement of operations.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

         EARNINGS PER SHARE

         Basic net income / (loss) per share is computed using the weighted average number of common shares outstanding during the period.

         Diluted net income / (loss) per share reflects the potential dilution that could occur from the conversion of preferred shares.


         RECENT ACCOUNTING PRONOUNCEMENTS

         In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. Management believes that the impact of SAB No. 101, which will be effective in 2001, will not have a material effect on its financial position or results of operations.


NOTE 2. ACCOUNTING CHANGES

         CHANGE IN ACCOUNTING PRINCIPLE

         The Company changed its method of accounting for organization and start-up costs in 1999 to conform to Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES," that requires that such costs be expensed as incurred. Previously, the Company had capitalized such costs with amortization over five years. The effect of the change resulted in a write off of approximately $56,000 in the 1999 financial statements.

         CHANGE IN ACCOUNTING ESTIMATE

         In calendar year 1999, the Company changed its estimate for the useful life of certain of its molding equipment. The estimate for assets with a cost of $3.8 million and accumulated depreciation of $739,000 at the end of calendar 1998 was changed from a useful life of five years to eight years. The effect was to decrease depreciation expense and increase pre-tax income in calendar year 1999 and 2000 by $240,000 and $255,000, respectively.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 3. INVENTORIES

         Inventories at December 31, 2000 and 1999 are comprised of the following:

                                                                  2000                     1999
                                                              -----------               -----------
         Raw materials and packaging                          $  313,183                $  324,392
         Work in process                                         359,124                   278,191
         Finished goods                                        2,565,874                 2,013,622
         Reserve for obsolescence                               (500,000)                 (500,000)
                                                              -----------               -----------
         Total Inventories                                    $2,738,181                $2,116,205
                                                              ===========               ===========



NOTE 4. LINE OF CREDIT

         On January 13, 2000, the Company entered into a 9.50% variable interest rate borrowing with a bank, due on demand, with interest on the unpaid principal balance paid monthly. The borrowing is secured by inventory and all intangible assets.

         There was approximately $3,071,000 outstanding under this agreement at December 31, 2000.


NOTE 5.  LONG-TERM DEBT

         Long-Term Debt at December 31, 2000 and 1999 are comprised of the following:

                                                                                    2000                 1999
                                                                                ------------         ------------
         7.90% note due January 1, 2006, payable in monthly                     $ 1,054,802          $ 1,215,520
           installments, secured by equipment

         7.90% note due January 1, 2006, payable in monthly                         696,926              804,543
           installments, secured by equipment

         7.90% note due May 1, 2006, payable in monthly                             739,115              843,537
           installments, secured by equipment

         7.50% variable interest rate note, due January 1,                        1,019,004            1,075,553
           2012, payable in monthly installments, secured by
           real property



                                       11


                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         7.75% note due January 15, 2005, payable in                              1,834,539            2,197,860
           monthly installments, secured by a general
           assignment of all assets

         9.50% variable interest rate note, due July 1, 2005,                       934,312                    -
           payable in monthly installments, secured by molds

                                                                                ------------          -----------
                                    Subtotal                                      6,278,698            6,137,013

         Less - current portion of long-term debt                                (1,180,909)            (792,627)
                                                                                 -----------          -----------
                                                                                 $5,097,789           $5,344,386
                                                                                ============          ===========


         These notes are all payable to the same bank. In connection with these borrowings, the Company has agreed to certain covenants, including maintenance of a defined tangible net worth of not less than $1,000,000, maintenance of a defined leverage ratio not greater than
         3.5 to 1 (ie., the ratio of total liabilities to tangible net worth with debt subordinated in favor of the bank deemed as equity), and maintenance of a debt service coverage ratio of 1.2 to 1.

         Payments on long-term debt in future years are as follows:

                         Calendar Year                      Debt Reduction
              -------------------------------------           -----------
                              2001                            $1,180,909
                              2002                             1,121,085
                              2003                             1,213,185
                              2004                             1,312,861
                              2005                               842,520
                        2006 and Beyond                          722,139
                                                              -----------
                      Total Debt Reduction                    $6,392,699
                                                              ===========


NOTE 6.  PREFERRED STOCK

         The Company has a single class of Preferred Stock with no par value. The Preferred Stock has no stated dividend. 1,000,000 shares are authorized, issued and outstanding to a single shareholder.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         These shares were for sold for $1,000,000 in January 2000. The shares of stock were issued without registration in reliance on an exemption in federal securities laws that permits issuance of stock without registration of the securities.

         Each share of the preferred stock is convertible, at the option of the holder, at any time, into one share of Common Stock of the Company.

         Separately, the Company has an agreement with the holder of its preferred shares for consulting services to be provided for $75,000 annually. This agreement terminated in calendar year 2001 (See Notes 11 and 15).

         In calendar year 2001, the Company agreed to repurchase these preferred shares from the holder of the preferred stock. See Note 15.


NOTE 7.  COMMON STOCK

         The Company has a single class of Common Stock. In early 2000, the Company amended its certificate of incorporation to authorize 5,000,000 shares of common stock, authorize 1,000,000 shares of preferred stock and to reflect an increase in the issued and outstanding shares from 666,666 to 3,000,000.

         The increase in the number of outstanding shares of common stock has reflected as a 4.5 to 1 stock split. Accordingly, the par value of the common stock was adjusted from $0.03 per share to $0.0067 per share.

         There are no warrants or options outstanding.

         All of the shares of Common Stock issued and outstanding are owned by two individuals who are officers and directors of the Company.


NOTE 8.  INCOME TAXES

         Presently, the Company has an unused tax loss carryforward aggregating approximately $1.7 million which expires beginning in 2010. Of this amount, approximately $1.0 million is attributable to the temporary differences between book and tax depreciation. The net amount of $.7 million represents the portion of the tax loss carryforward not yet recognized for book purposes. Inasmuch as the Company has a net operating loss carryforward, no current or deferred income tax liability is recorded in the statement of financial position. Since the Company is unable to predict the nature, timing and extent of near-term profitability, the Company presently recognizes such carryforward benefits when realized.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         Taxes payable consist solely of state franchise taxes of approximately $6,500 for each of the years ended December 31, 2000 and 1999.

         A reconciliation of the statutory federal income tax rate to the Company's effective income tax rate was as follows:

                                                           2000           1999
                                                           ----           ----

             Statutory federal income tax rate              34%           -34%

             Increment to unrealized net operating                         34%
               loss carryforward

             Realization of a portion of net               -34%
               operating loss carryforward
                                                           ----           ----
             Effective income tax rate                       0%             0%
                                                           ====           ====


NOTE 9.  LEASES

         OPERATING LEASES

         The Company leases certain manufacturing equipment under operating leases expiring at various dates through 2004. Management expects that in the normal course of business, leases will be renewed or replaced by other leases.

         Total lease expense amounted to $60,500 in 2000 and $58,800 in 1999.

         CAPITAL LEASES

         The Company leases a building and certain manufacturing and transportation equipment under capital leases expiring at various dates through 2004.

         The asset value and related liability for capital leases have been reflected in the statement of financial position as follows:

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


                                                                 2000            1999
                                                              ----------      ----------
           Asset Value                                        $ 857,312       $ 857,312
           Less - Accumulated Depreciation                     (121,350)        (68,231)
                                                              ----------      ----------
                             Net Book Value                   $ 735,962       $ 789,081
                                                              ==========      ==========

                         Capital Lease Obligation             $ 515,309       $ 664,885
                                                              ==========      ==========


         An aggregate of $198,000 and $203,000 has been charged against operations for depreciation and interest in 2000 and 1999, respectively.

         FUTURE MINIMUM LEASE PAYMENTS

         Minimum lease payments required for future years are as follows:

                          Calendar Year                    Operating               Capital
                                                             Leases                 Leases
             ----------------------------------------  -------------------------------------
                              2001                              $48,125            $144,923
                              2002                               14,019             147,889
                              2003                                                  148,649
                                                                  9,015
                              2004                                                   70,923
                                                                  3,492
                              2005
                                                                      -                   -
                         2006 and Beyond
                                                                      -                   -
                                                                --------           ---------
                   Total Future Lease Payments                  $74,651            $512,384
                                                                ========           =========


NOTE 10. EARNINGS PER SHARE

         Earnings per share has been computed in accordance with the provisions of SFAS No. 128. The following table sets forth the computation of basic and diluted earnings per share:

                                                               2000                   1999
                                                               ----                   ----
Net income (loss)                                           $  77,824           $ (403,575)
                                                            ==========          ===========

Weighted average shares oustanding for basic                3,000,000              666,666
earnings per share
                                                            ==========          ===========

Basic earnings (loss) per share                             $    0.03           $    (0.61)
                                                            ==========          ===========



                                       15


                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

Adjusted weighted average shares outstanding for            4,000,000                   N/A
deemed preferred stock conversions
                                                            ==========          ===========

Diluted earnings (loss) per share                           $    0.02           $    (0.61)
                                                            ==========          ===========



NOTE 11.  RELATED PARTIES

         Related party transactions are primarily with the following entities, related to the Company by common ownership: Giordano Construction Co., Inc., for which the Company fabricates certain products and from which the Company obtains building and construction services. L&G Properties, from which the Company leases equipment.

         These related party transactions consist of the following:

                                                                       2000             1999
                                                                       ----             ----
         Transactions with Giordano Construction Co., Inc.
            Sales                                                    $154,919          $42,421
                                                                     ========          =======
            Purchases                                                $  8,807          $39,042
                                                                     ========          =======

         Transactions with L&G Leasing
            Leasing of Equipment                                     $ 59,630          $58,214
                                                                     ========          =======

         During calendar 1999, notes payable to the Company's two principal stockholders aggregating approximately $2,820,000, including accrued but unpaid interest of $393,000 were converted to additional paid in capital. No common stock was issued in connection with this transaction, and no gain or loss from the extinguishment of the debt has been reflected in the financial statements.

         Separately, the Company had $350,000 and $440,000 of amounts payable to its two principal stockholders as of December 31, 2000 and 1999, respectively. These amounts are unsecured and interest has not been accrued on the balances outstanding.

         The Company has an agreement with the holder of its preferred shares for consulting services to be provided for $75,000 annually. This agreement terminated in calendar year 2001 (See Notes 6 and 15).

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE 12.  EMPLOYEE BENEFIT PLANS

         The Company maintains a defined contribution plan (401K) covering substantially all employees. Under the Plan, employees' contributions are made on a tax-deferred basis and are partially matched by the Company. Total expense under the Plan for 2000 and 1999 was approximately $1,000 in each year.


NOTE 13.  SEGMENT INFORMATION

         In 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Company's primary operations are in a single business segment and substantially all assets and operations are located in the United States of America (see
         Note 1).

         The Company's sales to customers in the United States comprised 87% and 82% in 2000 and 1999, respectively. Other customers are located principally in Canada and Ireland. Segment revenue is determined based on the country where the sale originates; accordingly, all sales are deemed to be in the United States.


NOTE 14.  COMMITMENTS

         The Company is constructing additional warehouse facilities at its Pennsylvania location. The overall project cost is anticipated to be $1.1 million. In connection with the project, the Company has placed an order for a building and site work has commenced. The facility is expected to be completed early in calendar year 2002.


NOTE 15.  SUBSEQUENT EVENTS

         On March 28, 2001, the Company entered into an agreement with the holder of the preferred stock to repurchase the shares of stock for $1 million to be paid in installments ranging from $100,000 to $250,000 beginning in March of 2001 through September 30, 2001.

         In connection with this stock repurchase, a shareholder of the Company is advancing such funds as may be necessary for the Company to make the required payments.

                    INTERNATIONAL PLASTICS & EQUIPMENT CORP.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


         The repurchase agreement includes a provision for a one-time additional payment of up to $150,000 to be made by the Company to the holder of the preferred stock should, before March 28, 2004, the Company's capital structure change as a result of an infusion of additional equity.

         Consulting fees of $75,000 per year payable to the holder of the preferred stock are no longer being accrued or paid.








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